Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 13, 2016, among Platform Specialty Products Corporation, a Delaware corporation (the “Company”), each of the subsidiaries of the Company identified as a “Subsequent Guarantor” on the signature pages of this Supplemental Indenture (each, a “Subsequent Guarantor”), Computershare Trust Company, N.A., as trustee under the Indenture (the “Trustee”) and Société Générale Bank & Trust, as paying agent, registrar and transfer agent (the “EUR Agent”).
W I T N E S S E T H:
WHEREAS, PSPC Escrow Corp. has heretofore executed and delivered to the Trustee an indenture (the “Initial Indenture”), dated as of February 2, 2015, as supplemented by a First Supplemental Indenture, dated as of February 13, 2015, among the Company, the guarantors party thereto, the Trustee and the EUR Agent (the “First Supplemental Indenture”) and as supplemented by a Second Supplemental Indenture, dated as of May 20, 2015, among the Company, the guarantors party thereto, the Trustee and the EUR Agent (the “Second Supplemental Indenture”) and as supplemented by a Third Supplemental Indenture, dated as of January 26, 2016, among the Company, the guarantors party thereto, the Trustee and the EUR Agent (the “Third Supplemental Indenture”, and together with the Initial Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) providing for the issuance of U.S. dollar-denominated 6.500% Senior Notes due 2022 and euro-denominated 6.000% Senior Notes due 2023 (collectively, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsequent Guarantors shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantors, the Company, the Trustee and the EUR Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. Each of the Subsequent Guarantors hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.NO RECOURSE AGAINST OTHERS. No past, present, or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, or any of their direct or indirect parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES

HERETO AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together represent the same agreement.

6.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsequent Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PLATFORM SPECIALTY PRODUCTS CORPORATION

By: /s/ Sanjiv Khattri
Name: Sanjiv Khattri
Title: Chief Financial Officer

ALENT, INC.,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

ALENT INVESTMENTS, INC.,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

ALENT USA HOLDING, INC.,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

ALPHA METALS, INC.,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Vice President

AR MEXICAN HOLDINGS, INC.,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

EI LIQUIDATION, INC.,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

ENTHONE INC.,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

OMI INTERNATIONAL CORPORATION,
as a Subsequent Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By: /s/ John M. Wahl
Name: John M. Wahl
Title: Corporate Trust Officer

SOCIÉTÉ GÉNÉRALE BANK & TRUST,
as paying agent, registrar and transfer agent

By: /s/ Benoît Willers
Name: Benoît Willers
Title: Head of Custody and Issuer Services
Securities Banking Operations Luxembourg